WARNER & STACKPOLE LLP
                               COUNSELLORS AT LAW
75 State Street                                        Telephone: (617) 951-9000
Boston, Massachusetts 02109                                  Fax: (617) 951-9151



                                                              July 19, 1996

Blue Fish Clothing, Inc.
No. 3 Sixth Street
Frenchtown, NJ  08825

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering for issuance by Blue Fish Clothing, Inc., a Pennsylvania Corporation (the "Company"), upon exercise of options awarded under the Company's 1995 Stock Option Plan and the Company's 1995 Non-Employee Directors' Stock Option Plan (together the "Plans") 645,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares").

         We have examined (i) the Registration Statement, (ii) the Articles of Incorporation of the Company and (iii) such other documents and records of the Company as we have deemed necessary for the purpose of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         In rendering this opinion we assume that all issuances of shares will be made in compliance with all applicable state securities or "blue sky" laws.

         Based upon the foregoing, we are of the opinion that the Shares are duly authorized and reserved for issuance and, upon (i) the effectiveness of the Registration Statement, (ii) payment for the Shares in accordance with the terms of the Plans, and (iii) the issuance of certificates therefore by the Company, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,



                                                    Warner & Stackpole LLP
WS/slp